AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT
                             (YEARLY RENEWABLE TERM)

                             EFFECTIVE June 1, 1998

                           USAA LIFE INSURANCE COMPANY
                                (CEDING COMPANY)

                            9800 Fredericksburg Road
                            San Antonio, Texas 78288

                                       And

                    SECURITY LIFE OF DENVER INSURANCE COMPANY
                                   (SECURITY)

                              Security Life Center
                                  1290 Broadway
                          Denver, Colorado 80203-5699

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                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT
                             (YEARLY RENEWABLE TERM)

                            This Agreement is between

USAA LIFE INSURANCE COMPANY (CEDING COMPANY), 9800 Fredericksburg Road, San Antonio, Texas 78288

                                       and

SECURITY LIFE OF DENVER INSURANCE COMPANY (SECURITY), Security Life Center, 1290 Broadway, Denver, Colorado 80203-5699.

SECURITY agrees to reinsure certain portions of CEDING COMPANY's contract risks as described in the terms and conditions of this Agreement.

This reinsurance Agreement constitutes the entire Agreement between the parties with respect to the business being reinsured hereunder and there are no understandings between the parties other than as expressed in this Agreement.

Any change or modification to this Agreement is null and void unless made by amendment to this Agreement and signed by both parties.

In witness of the above, USAA and SECURITY have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of June 1, 1998.

USAA LIFE                                  SECURITY LIFE OF DENVER
INSURANCE COMPANY                          INSURANCE COMPANY

By:__________________________________      By:__________________________________

Title:_______________________________      Title:_______________________________

Date:________________________________      Date:________________________________

By:__________________________________      By:__________________________________

Title:_______________________________      Title:_______________________________

Date:________________________________      Date:________________________________

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                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT
                 -----------------------------------------------

                                Table of Contents

1.    PARTIES TO AGREEMENT........................................1

2.    REINSURANCE BASIS...........................................1

3.    AUTOMATIC REINSURANCE TERMS.................................1

      a.     CONVENTIONAL UNDERWRITING ...........................1

      b.     RETENTION ...........................................1

      c.     AUTOMATIC ACCEPTANCE LIMITS .........................1

      d.     AUTOMATIC IN FORCE AND APPLIED FOR LIMIT.............2

      e.     RESIDENCE............................................2

      f.     MINIMUM CESSION......................................2

      g.     FACULTATIVE QUOTES...................................2

4.    AUTOMATIC REINSURANCE NOTICE PROCEDURE .....................2

5.    FACULTATIVE REINSURANCE.....................................2

6.    COMMENCEMENT OF REINSURANCE COVERAGE........................3

      a.     AUTOMATIC REINSURANCE ...............................3

      b.     FACULTATIVE REINSURANCE .............................3

      c.     PRE-ISSUE COVERAGE ..................................3

7.    BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES ..3

      a.     LIFE REINSURANCE ....................................3

      b.     SUPPLEMENTAL BENEFITS ...............................3

             i.     WAIVER OF PREMIUM ............................3

      c.     PRELIMINARY TERM INSURANCE ..........................4

      d.     TERM INSURANCE RENEWALS..............................4

      e.     TABLE RATED SUBSTANDARD PREMIUMS.....................4

      f.     FLAT EXTRA PREMIUMS..................................4

      g.     RATES NOT GUARANTEED.................................4

8.    CASH VALUES OR LOANS........................................4

9.    PAYMENT OF REINSURANCE PREMIUMS.............................4

      a.     PREMIUM DUE..........................................4

      b.     FAILURE TO PAY PREMIUMS..............................4

      c.     PREMIUM ADJUSTMENT...................................4

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
10.   PREMIUM TAX REIMBURSEMENT ..................................5

11.   DAC TAX AGREEMENT ..........................................5

12.   REPORTS.....................................................6

13.   RESERVES FOR REINSURANCE ...................................6

14.   CLAIMS .....................................................6

      a.     NOTICE ..............................................6

      b.     PROOFS...............................................6

      c.     AMOUNT AND PAYMENT OF BENEFITS.......................6

      d.     CONTESTED CLAIMS ....................................6

      e.     CLAIM EXPENSES.......................................6

      f.     EXTRACONTRACTUAL DAMAGES ............................7

15.   MISREPRESENTATION, SUICIDE, AND MISSTATEMENT ...............7

16.   POLICY CHANGES..............................................7

      a.     NOTICE ..............................................8

      b.     INCREASES ...........................................8

      c.     REDUCTION OR TERMINATION.............................8

      d.     OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC....8

      e.     EXTENDED TERM AND REDUCED PAID-UP INSURANCE .........8

17.   REINSTATEMENTS .............................................8

      a.     AUTOMATIC REINSTATEMENT .............................8

      b.     FACULTATIVE REINSTATEMENT............................8

      c.     PREMIUM ADJUSTMENT ..................................8

      d.     NONFORFEITURE REINSURANCE TERMINATION ...............9

18.   INCREASE IN RETENTION.......................................9

      a.     NEW BUSINESS ........................................9

      b.     RECAPTURE............................................9

19.   ERRORS AND OMISSIONS........................................9

20.   INSOLVENCY.................................................10

21.   ARBITRATION................................................10

      a.     GENERAL.............................................10

      b.     NOTICE..............................................10

      c.     PROCEDURE...........................................10

      d.     COSTS...............................................11

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
22.   GOOD FAITH; FINANCIAL SOLVENCY.............................11

23.   TERM OF THIS AGREEMENT.....................................11

24.   MEDICAL INFORMATION BUREAU ................................11

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Listing of Schedules:

SCHEDULE A

1.    Plans Reinsured
2.    Automatic Portion Reinsured
3.    Automatic Retention Limit
4.    Automatic Acceptance Limits
5.    Automatic In Force and Applied for Limit
6.    Premium Due
7.    Recapture Period
8.    Net Amount at Risk
9.    Additional Underwriting Requirements

SCHEDULE B - AUTOMATIC REINSURANCE PREMIUMS

1.    Life Insurance
2.    Supplemental Benefits
3.    Age Basis
4.    Other Policy Changes, Conversions, Exchanges, Etc.
5.    Facultative Rate Limit

SCHEDULE C - REPORTING INFORMATION

Information on Risks Reinsured
Policy Exhibit Summary
Reserve Credit Summary
Accounting Summary

SCHEDULE D - FACULTATIVE FORMS

Application for Reinsurance
Notification of Reinsurance

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                 AUTOMATIC AND FACULTATIVE REINSURANCE AGREEMENT

1.    PARTIES TO AGREEMENT. This Agreement is solely between SECURITY and
      CEDING COMPANY. There is no third party beneficiary to this Agreement. Reinsurance under this Agreement will not create any right nor legal relationship between SECURITY and any other person, for example, any insured, policyowner, agent, beneficiary, or assignee. CEDING COMPANY agrees that it will not make SECURITY a party to any litigation between any such third party and CEDING COMPANY. CEDING COMPANY shall not use SECURITY's name with regard to CEDING COMPANY's agreements or transactions with these third parties unless SECURITY gives prior written approval for the use of its name.

2. REINSURANCE BASIS. This Agreement, including the attached Schedules, states the terms and conditions of automatic and facultative reinsurance which shall be on a Yearly Renewable Term basis. This Agreement is applicable only to reinsurance of policies directly written by CEDING COMPANY. Any policies acquired through merger of another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement.

3. AUTOMATIC REINSURANCE TERMS. SECURITY agrees to automatically accept contractual risks on the life insurance plans and supplemental benefits shown in Schedule A, subject to the following requirements:

      a. CONVENTIONAL UNDERWRITING. Automatic reinsurance applies only to insurance applications underwritten by CEDING COMPANY with conventional underwriting and issue practices which are consistently applied. Conventional underwriting and issue practices are those customarily used and generally accepted by life insurance companies. Some examples of non-customary underwriting practices which are not accepted for automatic reinsurance under this Agreement are guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary nonmedical underwriting limits, or internal or external policy exchanges that do not require conventional underwriting. An example of an unacceptable issue practice is the issuance of a policy with contestability and suicide clauses with time limitations that are shorter than the maximum allowed by state law.

            CEDING COMPANY must comply with additional underwriting requirements at least as restrictive as those set forth in Schedule A. These requirements may be changed by SECURITY. SECURITY will provide 120 days advance written notice to CEDING COMPANY before the effective date of such change.

      b. RETENTION. CEDING COMPANY will retain, and not otherwise reinsure, an amount
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            of insurance on each life equal to its retention shown in Schedule
            A. If CEDING COMPANY's scheduled retention is zero, automatic reinsurance is not available.

      c. AUTOMATIC ACCEPTANCE LIMITS. On any one life, the amount automatically reinsured under all agreements with all reinsurers shall not exceed the Automatic Acceptance Limits shown in Schedule A.

      d. AUTOMATIC IN FORCE AND APPLIED FOR LIMIT. On any one life, the total life insurance in force and applied for with all companies of which CEDING COMPANY is aware, cannot exceed the In Force and Applied For Limits as shown in Schedule A.

      e. RESIDENCE. Each insured must be a resident of the United States or Canada at the time of issue.

      f. MINIMUM CESSION. The minimum amount of reinsurance per cession that SECURITY will accept is $10,000 and reinsurance will be terminated when the amount reinsured is less than $10,000.

      g. FACULTATIVE QUOTES. The risk shall not have been submitted on a facultative basis to SECURITY or any other reinsurer.

4. AUTOMATIC REINSURANCE NOTICE PROCEDURE. After the policy has been paid for and delivered, CEDING COMPANY shall submit all relevant individual policy information, as defined in Schedule C, in its next statement to SECURITY.

5. FACULTATIVE REINSURANCE. CEDING COMPANY may apply for facultative reinsurance with SECURITY on a risk if the automatic reinsurance terms are not met, or if the terms are met and it prefers to apply for facultative reinsurance. If CEDING COMPANY wishes to obtain a facultative quote from other reinsurers on a case eligible for automatic reinsurance, the case shall also be submitted to SECURITY for a facultative offer. The following items must be submitted to obtain a facultative quote:

      a. A form substantially similar to SECURITY's "Application for Reinsurance" form shown in Schedule D.

      b. Copies of the original insurance application, medical examiner's reports, financial information, and all other papers and information obtained by CEDING COMPANY regarding the insurability of the risk.

      After receipt of CEDING COMPANY's application, SECURITY will promptly examine the materials and notify CEDING COMPANY either of the terms and conditions of SECURITY's

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      offer for facultative reinsurance or that no offer will be made.
      SECURITY's offer expires 120 days after the offer is made, unless the written offer specifically states otherwise. If CEDING COMPANY accepts SECURITY's offer, then CEDING COMPANY shall note its acceptance in its underwriting file and mail, as soon as possible, a formal reinsurance cession to SECURITY using a form substantially similar to the "Notification of Reinsurance" form shown in Schedule D. If CEDING COMPANY does not accept SECURITY's offer, then CEDING COMPANY shall notify SECURITY in writing, as soon as possible. Automatic reinsurance rates can be used for facultative business up to the limits shown in Schedule B.

6. COMMENCEMENT OF REINSURANCE COVERAGE. Commencement of SECURITY's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below:

      a. AUTOMATIC REINSURANCE. SECURITY's reinsurance coverage for any policy that is ceded automatically under this Agreement shall begin and end simultaneously with CEDING COMPANY's contractual liability for the policy reinsured.

      b. FACULTATIVE REINSURANCE. SECURITY's reinsurance coverage for any policy that is ceded facultatively under this Agreement shall begin when CEDING COMPANY accepts SECURITY's offer. If CEDING COMPANY has submitted the application for reinsurance to other reinsurers, SECURITY's offer shall be considered revoked when a better offer, as determined by table rating, is made by another reinsurer.

      c. PRE-ISSUE COVERAGE. SECURITY will not be liable for benefits paid under CEDING COMPANY's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Section 3 of this Agreement are met. SECURITY's liability under CEDING COMPANY's conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

            i. The Automatic Acceptance Limits with SECURITY as shown in Schedule A.

            ii. The amount for which CEDING COMPANY is liable less its retention shown in Schedule A, less any amount of reinsurance with other reinsurers. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by CEDING COMPANY. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

7.    BASIS OF REINSURANCE AMOUNT AND REINSURANCE PREMIUM RATES.
      ---------------------------------------------------------

      a. LIFE REINSURANCE. The amount reinsured on a policy is the policy's net amount at

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            risk less CEDING COMPANY's retention available on the policy less any amount of reinsurance with other reinsurers. The retention on each life, or both lives for joint policies, is shown in Schedule A. The net amount at risk is shown in Schedule A. The reinsurance premiums per $1000 are shown in Schedule B.

      b. SUPPLEMENTAL BENEFITS. For the supplemental benefits reinsured under this Agreement, the following provisions will apply:

            i. WAIVER OF PREMIUM. The reinsurance benefit is the premium waived on a policy for the amount reinsured with SECURITY. Reinsurance premiums for this benefit are shown in Schedule B.

      c. PRELIMINARY TERM INSURANCE. Premiums for reinsurance of preliminary term insurance are at the second year rate for the insured's attained age, as shown in Schedule B, for the fraction of a year covered.

      d. TERM INSURANCE RENEWALS. Reinsurance premium rates for term renewals are calculated using the original issue age, duration since issuance of the original policy, and the original underwriting classification.

      e. TABLE RATED SUBSTANDARD PREMIUMS. If CEDING COMPANY's policy is issued with a table rated substandard premium, the reinsurance premiums shown in Schedule B will apply.

      f. FLAT EXTRA PREMIUMS. If CEDING COMPANY's policy is issued with a flat extra premium, the reinsurance premiums shown in Schedule B will apply.

      g. RATES NOT GUARANTEED. The reinsurance premium rates are not guaranteed. SECURITY reserves the right to change the rates at any time. If SECURITY changes the rates, it will give CEDING COMPANY 90 days prior written notice of the change. Any change applies only to reinsurance premiums due after the expiration of the notice period.

8. CASH VALUES OR LOANS. This Agreement does not provide reinsurance for cash surrender values. In addition, SECURITY will not participate in policy loans or other forms of indebtedness on reinsured business.

9.    PAYMENT OF REINSURANCE PREMIUMS.
      -------------------------------

      a. PREMIUM DUE. Reinsurance premiums for each reinsurance cession are due as shown in Schedule A. On any payment date, monies payable between SECURITY and

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            CEDING COMPANY may be netted to determine the payment due.

      b. FAILURE TO PAY PREMIUMS. If reinsurance premiums are 60 days past due, for reasons other than those due to error or omission as defined below in Section 19, the premiums will be considered in default and SECURITY may terminate the reinsurance upon 30 days prior written notice. SECURITY will have no further liability as of the termination date. CEDING COMPANY will be liable for the prorated reinsurance premiums to the termination date. CEDING COMPANY agrees that it will not force termination under the provisions of this paragraph solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

      c. PREMIUM ADJUSTMENT. If CEDING COMPANY overpays a reinsurance premium and SECURITY accepts the overpayment, SECURITY's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, SECURITY will be liable to CEDING COMPANY for a credit in the amount of the overpayment. If a reinsured policy terminates, SECURITY will refund the reinsurance premium. This refund will be on a prorated basis without interest from the date of termination of the policy to the date to which a reinsurance premium has been paid.

10.   PREMIUM TAX REIMBURSEMENT. Premium taxes shall not be reimbursed.

11.   DAC TAX AGREEMENT.
      -----------------

      CEDING COMPANY and SECURITY, herein collectively called the "Parties", or singularly the "Party", hereby enter into an election under Treasury Regulations Section 1.848-2 (g)(8) whereby:

      a. For each taxable year under this Agreement, the party with the net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to general deductions limitation of Section 848 (c)(1);

      b. CEDING COMPANY and SECURITY agree to exchange information pertaining to the net consideration under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

      c. CEDING COMPANY will submit to SECURITY by May 1 of each year its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of CEDING COMPANY stating that CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year;

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      d.    SECURITY may contest such calculation by providing an alternative calculation to CEDING COMPANY in writing within 30 days of SECURITY's receipt of CEDING COMPANY's calculation. If SECURITY does not so notify CEDING COMPANY, SECURITY will report the net consideration as determined by CEDING COMPANY in SECURITY's tax return for the previous calendar year.

      e. If SECURITY contests CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within 30 days of the date SECURITY submits its alternative calculation. If CEDING COMPANY and SECURITY reach agreement on the net amount of consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

      Both Parties represent and warrant that they are subject to U.S. taxation under either Subchapter L of Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.

12. REPORTS. The reporting period shall be monthly. The administrating party shall be CEDING COMPANY. For each reporting period, CEDING COMPANY will submit a statement to SECURITY with information that is substantially similar to the information displayed in Schedule C. The statement will include information on the risks reinsured with SECURITY, premiums owed, policy exhibit activity, and an accounting summary. Within fifteen days after the end of each calendar quarter, the administrating party will submit a reserve credit summary similar to that shown in Schedule C.

13. RESERVES FOR REINSURANCE. The statutory reserve basis for the reinsurance will be shown on the reserve credit summary provided each quarter.

14.   CLAIMS.
      ------

      a. NOTICE. CEDING COMPANY will notify SECURITY, as soon as reasonably possible, after it receives a claim request.

      b. PROOFS. CEDING COMPANY will promptly provide SECURITY with proper claim proofs, all relevant information respecting the claim, and an itemized statement of the benefits paid by CEDING COMPANY.

      c. AMOUNT AND PAYMENT OF BENEFITS. As soon as SECURITY receives proper claim notice and proof of the claim, SECURITY will promptly pay the reinsurance benefits due CEDING COMPANY. CEDING COMPANY's contractual liability for claims is binding on SECURITY. The maximum benefit payable to CEDING COMPANY under each reinsured policy is the amount specifically reinsured with SECURITY. The total reinsurance in all companies on a policy shall not exceed

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            CEDING COMPANY's total contractual liability on the policy, less its retention used on the policy. The excess, if any, of the total reinsurance in all companies plus CEDING COMPANY's retention used on the policy over its contractual liability under the reinsured policy will first be applied to reduce all reinsurance on the policy. This reduction in reinsurance will be shared among all the reinsurers in proportion to their respective amounts of reinsurance prior to the reduction.

      d. CONTESTED CLAIMS. CEDING COMPANY will notify SECURITY of its intention to contest, compromise, or litigate a claim involving a reinsured policy. If CEDING COMPANY's contest, compromise, or litigation results in a reduction in its liability, SECURITY will share in the reduction in the proportion that SECURITY's net liability bears to the sum of the net liability of all reinsurers on the insured's date of death. If SECURITY should decline to participate in the contest, compromise or litigation, SECURITY will then release all of its liability by paying CEDING COMPANY its full share of reinsurance and not sharing in any subsequent reduction in liability.

      e. CLAIM EXPENSES. SECURITY will pay its share of reasonable investigation and legal expenses connected with the litigation or settlement of contractual liability claims unless SECURITY has released its liability, in which case SECURITY will not participate in any expenses after the date of release. However, claim expenses do not include routine claim and administration expenses, including CEDING COMPANY's home office expenses. Also, expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits that CEDING COMPANY admits are payable are not a claim expense under this Agreement.

      f. EXTRACONTRACTUAL DAMAGES. In no event will SECURITY participate in punitive or compensatory damages which are awarded against CEDING COMPANY as a result of an act, omission or course of conduct committed by CEDING COMPANY in connection with the insurance under this Agreement. SECURITY will, however, pay its share of statutory penalties awarded against CEDING COMPANY in connection with the insurance reinsured under this Agreement. The parties recognize that circumstances may arise in which equity would require SECURITY, to the extent permitted by law, to share proportionately in certain assessed damages. Such circumstances are difficult to define in advance, but generally would be those situations in which SECURITY was an active party and directed, consented to, or ratified the act, omission, or course of conduct of CEDING COMPANY which ultimately resulted in the assessment of punitive and/or compensatory damages. In such situations, CEDING COMPANY and SECURITY would share such damages assessed in equitable proportions.
            Routine expenses incurred in the normal settlement of uncontested claims and the salary of an officer or employee of CEDING COMPANY are excluded from this provision. For purposes of the provision, the following definitions will apply:

            "Punitive Damages" are those damages awarded as penalties, the amounts of which are not governed nor fixed by statute;

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            "Statutory Penalties" are those amounts awarded as penalties, and are fixed in amount by statute;

            "Compensatory Damages" are those amounts awarded to compensate for actual damages sustained, and are not awarded as penalties, nor fixed in amount by statute.

15. MISREPRESENTATION, SUICIDE, AND MISSTATEMENT. If either a misrepresentation on an application or a death of an insured by suicide results in the return of policy premiums by CEDING COMPANY under the policy rather than payment of policy benefits, SECURITY will refund all of the reinsurance premiums paid for that policy to CEDING COMPANY. This refund will be in lieu of all other benefits under this Agreement. If there is an adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

16.   POLICY CHANGES.
      --------------

      a. NOTICE. If a reinsured policy is changed, a corresponding change will be made in the reinsurance for that policy. CEDING COMPANY will notify SECURITY of the change in CEDING COMPANY's next accounting statement.

      b. INCREASES. If life insurance on a reinsured policy is increased and the increase is subject to new underwriting evidence, then the increase of life insurance on the reinsured policy will be handled the same as the issuance of a new policy. If the increase is not subject to new underwriting evidence, then the increase shall be automatically accepted by SECURITY, but it is not to exceed the Automatic Acceptance Limits shown in Schedule A. Reinsurance rates will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

      c. REDUCTION OR TERMINATION. If life insurance on a reinsured policy is reduced, then reinsurance will be reduced by the amount of the reduction on the date of such change. If more than one reinsurer participates in the reinsurance, the reinsurance with each reinsurer will be reduced proportionately. If life insurance on a reinsured policy is terminated, then reinsurance will cease on the date of such termination.

      d. OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC. Exchanges, term conversions or other changes in the insurance reinsured with SECURITY, where not fully underwritten as a new issue, will continue to be ceded to SECURITY. Reinsurance rates for these policies will be the YRT conversion rates shown in Schedule B or may be mutually agreed upon. Rates will be based on the original issue age and duration since issuance of the original policy. When these changes are fully underwritten, the policy will be handled the same as issuance of a new policy.

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      e.    EXTENDED TERM AND REDUCED PAID-UP INSURANCE. When a reinsured policy changes to extended term or reduced paid-up insurance, CEDING
            COMPANY will notify SECURITY of the new amount of reinsurance. Reinsurance rates will remain the same as the rates used for the original policy and will be based on the original issue age, duration since issuance of the original policy and the original underwriting classification.

17.   REINSTATEMENTS.
      --------------

      a. AUTOMATIC REINSTATEMENT. If CEDING COMPANY reinstates a policy that was originally ceded to SECURITY as automatic reinsurance using conventional underwriting practices, SECURITY's reinsurance for that policy shall be reinstated.

      b. FACULTATIVE REINSTATEMENT. If CEDING COMPANY has been requested to reinstate a policy that was originally ceded to SECURITY as facultative reinsurance, then CEDING COMPANY will again submit the case to SECURITY for underwriting approval before the reinsurance can be reinstated.

      c. PREMIUM ADJUSTMENT. Reinsurance premiums for the interval during which the policy was lapsed will be paid to SECURITY on the same basis as CEDING COMPANY charged its policy owner for the reinstatement.

      d. NONFORFEITURE REINSURANCE TERMINATION. If CEDING COMPANY has been requested to reinstate a policy that was reinsured while on extended term or reduced paid-up then such reinsurance will terminate and either automatic or facultative reinstatement procedures shall be followed.

18.   INCREASE IN RETENTION.
      ---------------------

      a. NEW BUSINESS. If CEDING COMPANY increases its retention limits, then it may, at its option and with written notice to SECURITY, increase its retention shown in Schedule A for policies issued after the effective date of the retention increase.

      b. RECAPTURE. If CEDING COMPANY increases its retention limits, then it may, with 90 days written notice to SECURITY, reduce or recapture the reinsurance in force subject to the following requirements:

            i. A cession is not eligible for recapture until it has been reinsured for the minimum number of years shown in Schedule A. The effective date of the reduction in reinsurance shall be the later of the first policy anniversary following the expiration of the 90 day notice period to recapture and the policy anniversary date when the required minimum of years is attained.

                                       15

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

            ii. On all policies eligible for recapture, reinsurance will be reduced by the amount necessary to increase the total insurance retained up to the new retention limits.

            iii. If more than one policy per life is eligible for recapture, then starting with the earliest policy issue date, the recapture will be in chronological order according to policy issue date.

            iv. Recapture of reinsurance will not be allowed on any policy for which CEDING COMPANY did not keep its maximum retention at issue. CEDING COMPANY's retention limits are stated in
                  Section 3 of Schedule A.

            v. If any policy eligible for recapture is also eligible for recapture from other reinsurers, the reduction in SECURITY's reinsurance on that policy shall be in proportion to the total amount of reinsurance on the life with all reinsurers.

            vi. Recapture will not be on a basis that may result in any anti-selection against SECURITY as it, in its discretion, may determine.

19. ERRORS AND OMISSIONS. If either SECURITY or CEDING COMPANY fails to comply with any of the terms of this Agreement and it is shown that the failure was unintentional or the result of a misunderstanding or an administrative oversight on the part of either party, this Agreement will remain in effect. If the failure to comply changes the operation or effect of this Agreement, both parties will be put back to the positions they would have occupied if the failure to comply had not occurred.

20. INSOLVENCY. In the event that CEDING COMPANY is deemed insolvent, all reinsurance claims payable hereunder shall be payable by SECURITY directly to CEDING COMPANY, its liquidator, receiver or statutory successor, without diminution because of the insolvency of CEDING COMPANY. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of CEDING COMPANY shall give written notice to SECURITY of the pendency of a claim against SECURITY on a risk reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding.
      Such notice shall indicate the policy reinsured and whether the claim could involve a possible liability on the part of SECURITY. During the pendency of such claim, the reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses it may deem available to CEDING COMPANY, its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by SECURITY shall be chargeable, subject to court approval, against CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to CEDING COMPANY solely as a result of the defense undertaken by SECURITY.

                                       16

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

21.   ARBITRATION.
      -----------

      a. GENERAL. All disputes and differences under this Agreement that cannot be amicably agreed upon by the parties will be decided by arbitration. The arbitrators will have the authority to interpret this Agreement and, in doing so, will consider the customs and practices of the life insurance and life reinsurance industries. The arbitrators will consider this Agreement an honorable engagement rather than merely a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of the law.

      b. NOTICE. To initiate arbitration, one of the parties will notify the other, in writing, of its desire to arbitrate. The notice will state the nature of the dispute and the desired remedies. The party to which the notice is sent will respond to the notification in writing within 10 days of receipt of the notice. At that time, the responding party will state any additional dispute it may have regarding the subject of arbitration.

      c. PROCEDURE. Arbitration will be heard before a panel of three arbitrators. The arbitrators will be executive officers of life insurance or reinsurance companies; however, these companies will not be either party nor their affiliates. Each party will appoint one arbitrator. Notice of the appointment of these arbitrators will be given by each party to the other party within 30 days of the date of mailing of the notification initiating the arbitration. These two arbitrators will, as soon as possible, but no longer than 45 days after the date of the mailing of the notification initiating the arbitration, then select the third arbitrator. Should either party fail to appoint an arbitrator or should the two initial arbitrators be unable to agree on the choice of a third arbitrator, each arbitrator will nominate three candidates, two of whom the other will decline, and the decision will be made by drawing lots on the final selection. Once chosen, the three arbitrators will have the authority to decide all substantive and procedural issues by a majority vote. The arbitration hearing will be held on the date fixed by the arbitrators at a location agreed upon by the parties. The arbitrators will issue a written decision from which there will be no appeal. Either party may reduce this decision to a judgment before any court which has jurisdiction of the subject of the arbitration.

      d. COSTS. Each party will pay the fees of its own attorneys, the arbitrator appointed by that party, and all other expenses connected with the presentation of its own case. The two parties will share equally in the cost of the third arbitrator.

22. GOOD FAITH; FINANCIAL SOLVENCY. CEDING COMPANY agrees that all matters with respect to this Agreement require its utmost good faith. SECURITY or its representatives have the right at any reasonable time to inspect CEDING COMPANY's records relating to this Agreement. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired. SECURITY has entered

                                       17

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

      into this Agreement in reliance upon CEDING COMPANY's representations and warranties. CEDING COMPANY affirms that it has and will continue to disclose all matters material to this Agreement and each cession. Examples of such matters are a change in underwriting or issue practices or philosophy, a change in underwriting management personnel, or a change in CEDING COMPANY's ownership or control.

23. TERM OF THIS AGREEMENT. CEDING COMPANY will maintain and continue the reinsurance provided in this Agreement as long as the policy to which it relates is in force or has not been fully recaptured. This Agreement may be terminated, without cause, for the acceptance of new reinsurance after 90 days written notice of termination by either party to the other. SECURITY will continue to accept reinsurance during this 90 day period. SECURITY's acceptance will be subject to both the terms of this Agreement and CEDING COMPANY's payment of applicable reinsurance premiums. In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.

24. MEDICAL INFORMATION BUREAU. SECURITY is required to strictly adhere to the Medical Information Bureau Rules, and CEDING COMPANY agrees to abide by these Rules, as amended from time to time. CEDING COMPANY will not submit a preliminary notice, application for reinsurance, or reinsurance cession to SECURITY unless CEDING COMPANY has an authentic, signed preliminary or regular application for insurance in its home office and the current required Medical Information Bureau authorization.

                                       18

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                                   SCHEDULE A

1.    PLANS REINSURED:

      The policy and supplemental benefit forms automatically and facultatively reinsured are:

      Variable Universal Life
      Disability Waiver of Premium Benefit

2.    AUTOMATIC PORTION REINSURED:

      Security shall automatically reinsure 15% of Ceding Company's pool, on a first dollar quota share basis. Ceding Company shall keep 10% of each risk up to Ceding Company's retention limits and place the remainder into the Ceding Company's pool.

3.    AUTOMATIC RETENTION LIMIT:

      a.    Life Insurance:

            i.    Non-Military Life

                  $600,000 per life

            ii.   Enlisted Military Personnel On Active Duty

                  $50,000 per life

            iii.  All Other Military Personnel

==========================================================
    Rank                    Standard and Substandard
----------------------------------------------------------
W0 through 0-3                       $250,000
----------------------------------------------------------
0-4 and above                        $350,000
==========================================================

                              SCHEDULE A, CONTINUED

                                        1

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

      b.    Disability Waiver of Premium Benefit:

==========================================================
Issue Age                   Standard and Substandard
----------------------------------------------------------
 15-55                               $600,000
==========================================================

      c.    Accidental Death Benefit

            Not reinsured under this Agreement

4.    AUTOMATIC ACCEPTANCE LIMITS:

      a.    Life Insurance:

            i.    Enlisted Military Personnel on Active Duty,
                  The maximum issue limit is $200,000 per life.

                  SECURITY shall automatically reinsure up to $10,000 per life.

            ii.   Non-Military Life and All Other Military Personnel

      On any one life, the amount automatically reinsured under all agreements with all reinsurers shall not exceed the following:

=========================================================================================================
ISSUE                 STANDARD - TABLE 8                                   TABLES 9 - 16
 AGE
---------------------------------------------------------------------------------------------------------
0 - 75     11 TIMES CEDING COMPANY'S RETENTION            11 TIMES CEDING COMPANY'S RETENTION AS
           AS STATED IN SCHEDULE A OF THIS AGREEMENT,     STATED IN SCHEDULE A OF THIS AGREEMENT, SUBJECT
           SUBJECT TO A MAXIMUM OF $6,600,000.            TO A MAXIMUM OF $6,600,000.
---------------------------------------------------------------------------------------------------------
76-80      11 TIMES CEDING COMPANY'S RETENTION            AUTOMATIC REINSURANCE IS NOT AVAILABLE.
           AS STATED IN SCHEDULE A OF THIS AGREEMENT,
           SUBJECT TO A MAXIMUM OF $6,600,000.
---------------------------------------------------------------------------------------------------------
81+        11 TIMES CEDING COMPANY'S RETENTION AS         AUTOMATIC REINSURANCE IS NOT AVAILABLE.
           STATED IN SCHEDULE A OF THIS AGREEMENT,
           SUBJECT TO A MAXIMUM OF $6,600,000.*
=========================================================================================================

      *     Standard Only

                              SCHEDULE A, CONTINUED

                                        2

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

      b.    Disability Waiver of Premium Benefit:

            SECURITY shall automatically reinsure Disability Waiver of Premium Benefits up to a maximum of $2,000,000 of Benefit face amount per life.

      c.    Accidental Death Benefit:

            Not reinsured under this Agreement

      The total mortality rating on each life shall not be higher than 500%.

5.    AUTOMATIC IN FORCE AND APPLIED FOR LIMIT:

      $25,000,000

6.    PREMIUM DUE:

      Reinsurance premiums are due annually in advance. These premiums are due on the issue date and each subsequent policy anniversary.

7.    RECAPTURE PERIOD:

      The minimum number of years for a cession to be reinsured before it is eligible for recapture is 10 years.

8.    NET AMOUNT AT RISK:

      The net amount at risk for purposes of this agreement is the policy face amount less the policy account value.

                              SCHEDULE A, CONTINUED

                                        3

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

9.    ADDITIONAL UNDERWRITING REQUIREMENTS:

      The following requirements apply to business reinsured under this Agreement. These requirements are in addition to the conventional underwriting and issue practices described in Section 3.a. of this Agreement.

                              BLOOD PROFILE LIMITS:

      Where permitted by law, a blood profile including an AIDS test is required according to the age and amount conditions described below. The AIDS test is to be an HIV or, when the HIV is not permitted, a T-Cell ratio.

=====================================================
Issue Age                       Applied For Amount
-----------------------------------------------------
0-14                                  $200,000
-----------------------------------------------------
15+                                   $100,000
=====================================================

                                        4

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

                                   SCHEDULE B

          AUTOMATIC REINSURANCE PREMIUMS - YEARLY RENEWABLE TERM BASIS

1.    LIFE INSURANCE:

      a. Standard annual reinsurance premiums per $1000 reinsured shall be the following percentages of the 91 Bragg Table Premium rates attached to this Schedule B:

=======================================================================
YEAR    PREFERRED     PREFERRED     PREFERRED    STANDARD     STANDARD
          ULTRA          PLUS                      PLUS
-----------------------------------------------------------------------
1           0%            0%           0%           0%           0%
-----------------------------------------------------------------------
2+         32%           40%          48%          41%          52%
=======================================================================

      b. Table rated substandard reinsurance premiums shall be at the appropriate multiple of the standard reinsurance premiums (25% per table).

      c. Flat Extra reinsurance premiums shall be the following percentages of such premiums charged the insured:

======================================================================
    Permanent flat extra premiums (for more than 5 years duration)
--------------------------------------------------------------------
First Year                                       25%
--------------------------------------------------------------------
Renewal Years                                    90%
====================================================================

====================================================================
     Temporary flat extra premiums (for 5 years or less duration)
--------------------------------------------------------------------
        All Years                                        90%
====================================================================

2.    SUPPLEMENTAL BENEFITS:

            Disability Waiver of Premium Benefit reinsurance premiums shall be the following percentages of such premiums charged the insured:

====================================================================
  Year                                        Percentage
--------------------------------------------------------------------
 1                                                0%
--------------------------------------------------------------------
 2+                                              80%
====================================================================

                                        1

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

                              SCHEDULE B, CONTINUED

3.    AGE BASIS:

      Age Last Birthday

4.    OTHER POLICY CHANGES, CONVERSIONS, EXCHANGES, ETC.:

      Annual reinsurance premiums for conversions shall be as shown in the Security Life Reinsurance Rates For After Conversion attached to this Schedule B. Reinsurance rates shall be based on the original issue age, duration since issuance of the original policy and original underwriting classification.

5.    FACULTATIVE RATE LIMIT:

      The automatic reinsurance rates in this Agreement can be used for facultative reinsurance up to the limits shown below. If either limit would be exceeded, then the reinsurance rates shall be mutually agreed upon.

      a. The total individual in force and applied for in all companies, for each life, does not exceed $35,000,000.

      b. The total amount reinsured with SECURITY, for each life, does not exceed the following:

===================================================================================
Issue Age           Std - Table 4            Tables 5 - 8            Tables 9 - 16
-----------------------------------------------------------------------------------
 0-75                 $20,000,000             $15,000,000              $10,000,000
-----------------------------------------------------------------------------------
76-80                 $15,000,000             $10,000,000               $5,000,000
-----------------------------------------------------------------------------------
81-85                  $5,000,000              $2,000,000                   $0
===================================================================================

                                        2

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

                                   SCHEDULE C

                              REPORTING INFORMATION

                         INFORMATION ON RISKS REINSURED

*    1.  Full Name of Insured
*    2.  Date of Birth
*    3.  Sex
*    4.  Nonsmoker/Smoker
*    5.  Insured's State of Residence
*    6.  Issue Age
     7.  Policy Number
     8.  Issue Date
     9.  Policy Plan Code
     10. Type of Transaction
     11. Effective Date of Transaction
     12. Automatic/Facultative Indicator
     13. Duration from Original Policy Date
     14. Face Amount Issued
     15. Reinsured Amount (Initial Amount)
     16. Reinsured Amount (Current Amount at Risk)
     17. Change in Amount at Risk Since Last Report
     18. Death Benefit Option (For Universal Life Type Plans)
     19. ADB Amount (If Applicable)
     20. Substandard Rating
     21. Flat Extra Amount Per Thousand
     22. Duration of Flat Extra
     24. Previous Policies (Yes or No)
     25. Premiums categorized by:
         Life, Riders, Waivers, Accidental Death Benefits and Flat Extras
     26. Statutory Reserves for:
         Life, Substandard Risks, Waivers and Accidental Death Benefits

     *Please provide this information for every insured on each policy

                              SCHEDULE C, CONTINUED

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

                                     SAMPLE
                             POLICY EXHIBIT SUMMARY
                             (Life Reinsurance Only)

CEDING COMPANY:    _____________________________________________________________
REINSURER:         _____________________________________________________________
ACCOUNT NO:        _____________________________________________________________
PREPARED BY:       _______________   Phone:  _(____________) ___________________
DATE PREPARED:     _____________________________________________________________

TYPE OF REINSURANCE:

            Yearly Renewable Term        _______________________________________
            Coinsurance                  _______________________________________
            Modified Coinsurance         _______________________________________
            Other                        _______________________________________

VALUATION DATE:  _______________

                                         NUMBER OF          AMOUNT OF
                                         POLICIES           REINSURANCE

A.    In Force Beginning
      of Period___/___/___               _____________      ___________________
B.    New Paid Reinsurance Ceded         _____________      ___________________
C.    Reinstatements                     _____________      ___________________
D.    Revivals                           _____________      ___________________
E.    Increases (Net)                    _____________      ___________________
F.    Conversion In                      _____________      ___________________
G.    Transfers In                       _____________      ___________________
H.    Total Increases (B - G)            _____________      ___________________
I.    Deaths                             _____________      ___________________
J.    Maturities                         _____________      ___________________
K.    Cancellations                      _____________      ___________________
L.    Expiries                           _____________      ___________________
M.    Surrenders                         _____________      ___________________
N.    Lapses                             _____________      ___________________
O.    Recaptures                         _____________      ___________________
P.    Other Decreases (Net)              _____________      ___________________
Q.    Reductions                         _____________      ___________________
R.    Conversions Out                    _____________      ___________________
S.    Transfers Out                      _____________      ___________________
T.    Total Decreases (I - S)            _____________      ___________________
U.    Current In Force___/___/___        _____________      ___________________
      (A + H - T)

                              SCHEDULE C, CONTINUED
                                     SAMPLE
                                     ------

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

                             RESERVE CREDIT SUMMARY

CEDING COMPANY:    _____________________________________________________________
REINSURER:         _____________________________________________________________
ACCOUNT NO:        _____________________________________________________________
PREPARED BY:       _______________   Phone:   _(____________) __________________
DATE PREPARED:     _____________________________________________________________

TYPE OF REINSURANCE:

            Yearly Renewable Term        _______________________________________
            Coinsurance                  _______________________________________
            Modified Coinsurance         _______________________________________
            Other                        _______________________________________

VALUATION DATE:  _______________

TYPE OF RESERVES:

            Statutory                    _______________________________________
            GAAP                         _______________________________________
            Tax                          _______________________________________

                            VALUATION BASIS                   ISSUE        IN
                                                              YEAR        FORCE     IN FORCE       RESERVE
               MORTALITY       INTEREST       VALUATION       RANGE       COUNT      AMOUNT         CREDIT
A. Life
Insurance    ____________     __________     ___________    _________   _________   _________     __________
             ____________     __________     ___________    _________   _________   _________     __________
B.
Accidental
Death
Benefit      ____________     __________     ___________    _________   _________   _________     __________
C.
Disability
Active
Lives        ____________     __________     ___________    _________   _________   _________     __________
D.
Disability
Disabled
Lives        ____________     __________     ___________    _________   _________   _________     __________
E. Other
Please
Explain      ____________     __________     ___________    _________   _________   _________     __________

                                                                      GRAND TOTAL:  _________

                              SCHEDULE C, CONTINUED

                                     SAMPLE
                                     ------

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

                               ACCOUNTING SUMMARY

CEDING COMPANY:    _____________________________________________________________
REINSURER:         _____________________________________________________________
ACCOUNT NO:        _____________________________________________________________
PREPARED BY:       _______________   Phone:   _(____________) __________________
DATE PREPARED:     _____________________________________________________________

TYPE OF REINSURANCE:

            Yearly Renewable Term        _______________________________________
            Coinsurance                  _______________________________________
            Modified Coinsurance         _______________________________________
            Other                        _______________________________________

VALUATION DATE:   _______________

                               LIFE                 WP                 AD                 TOTAL
Premiums
    First Year             ___________         ___________         ___________         ___________
    Renewal                ___________         ___________         ___________         ___________

Allowances
    First Year             ___________         ___________         ___________         ___________
    Renewal                ___________         ___________         ___________         ___________

Adjustments
    First Year             ___________         ___________         ___________         ___________
    Renewal                ___________         ___________         ___________         ___________

Net Due REINSURER
    First Year             ___________         ___________         ___________         ___________
    Renewal                ___________         ___________         ___________         ___________

    TOTAL DUE              ___________         ___________         ___________         ___________

            (The above information should be a summary of the detail
                      information provided to REINSURER.)

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

                                   SCHEDULE D

                                FACULTATIVE FORMS

                           Application for Reinsurance
                           Notification of Reinsurance

                                        1

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